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                                EXHIBIT 2
                                ---------


              IDENTIFICATION OF SUBSIDIARY WHICH ACQUIRED SECURITIES
              ------------------------------------------------------


              Citigroup Global Markets Limited, a broker-dealer registered under Section 15 of the Act. (15 U.S.C. 78o)

              Each of the undersigned hereby affirms the identification
                      of the subsidiary which acquired the
                   securities filed for in this Schedule 13G



                    Date: December 23, 2004



                               CITIGROUP FINANCIAL PRODUCTS INC.


                               By: /s/ David C. Goldberg
                                   -----------------------------
                                   Name:  David C. Goldberg
                                   Title: Assistant Secretary


                               CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                               By: /s/ Serena D. Moe
                                   --------------------------------
                                   Name:  Serena D. Moe
                                   Title: Assistant Secretary


                               CITIGROUP INC.


                               By: /s/ Serena D. Moe
                                   --------------------------------
                                   Name:  Serena D. Moe
                                   Title: Assistant Secretary